EXHIBIT 23.2


                     [LETTERHEAD OF RICHARD M. PRINZI, JR.,
                          CERTIFIED PUBLIC ACCOUNTANT]


                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Prospectus constituting part of this Amendment number 1 to the Registration Statement on Form SB-2 of our report dated December 2, 2001 relating to the financial statements of Simplicia Telecommunications, Inc. as of August 31, 2001 and for the period from July 27, 2001 (date of inception) to August 31, 2001, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ "Richard Prinzi Jr., CPA"

Staten Island, New York
July 10, 2002





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